SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                             (Amendment No. 2)


Filed by the Registrant       /X/
Filed by a Party other than the Registrant       /  /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential; for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMCON Distributing Company
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)

             ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     /1/  Title of each class of securities to which transaction applies:
     /2/  Aggregate number of securities to which transaction applies:
     /3/ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     /4/  Proposed maximum aggregate value of transaction:
     /5/  Total fee paid:
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     /1/  Amount Previously Paid:

     /2/  Form, Schedule or Registration Statement No.:

     /3/  Filing Party:

     /4/  Date Filed:









                         AMCON DISTRIBUTING COMPANY
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              MARCH 11, 2004

The Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") will be held at LaSalle Bank, 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603 on Thursday, March 11, 2004, at 10:00 a.m., Central Standard Time, for the following purposes:

   (1)  To elect three Class I directors for terms ending in 2007;

   (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending September 24, 2004.

   (3) To amend the Company's Certificate of Incorporation in order to effect a one-for-six reverse stock split and to provide for the cash payment for fractional shares, and

   (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

All stockholders of record as of January 19, 2004 will be entitled to vote at the Annual Meeting. In order to facilitate voting and to help ensure the presence of a quorum at the meeting, the Board of Directors is asking for your proxy to vote your shares at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, we ask you to complete, sign and date the enclosed proxy and return it to us promptly using the enclosed envelope. If you decide to attend the meeting in person, you may withdraw your proxy at any time and vote in person.

Proxy Statement containing important information about the election of directors, the ratification of the appointment of our independent auditor and the amendment to the Certificate of Incorporation is also enclosed. You should read the Proxy Statement carefully and completely before returning your proxy card.


                                  By Order of the Board of Directors


                                  /s/ Michael D. James
                                  -----------------------------------
                                  Michael D. James, Secretary

Omaha, Nebraska
February   , 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.





                        AMCON Distributing Company
                           7405 Irvington Road
                          Omaha, Nebraska  68122
                        --------------------------

                             PROXY STATEMENT
                                  for
                     ANNUAL MEETING OF STOCKHOLDERS
                                  of
                              COMMON STOCK

THE ANNUAL MEETING

Our Board of Directors is asking for your proxy to use at our Annual Meeting of Stockholders which is scheduled to be held at 10:00 a.m. Central Standard Time on Thursday, March 11, 2004 at LaSalle Bank, 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603. At the Annual Meeting we will be electing three Class I directors for terms ending in 2007, ratifying the appointment of our independent auditor and approving amendments to our Certificate of Incorporation to allow for a one-for-six reverse stock split and to provide for cash payment for fractional shares. Other business properly brought before the Annual Meeting may also be conducted, but we do not know of any additional business at this time. This proxy statement contains important information about the election of directors, the ratification of the appointment of our independent auditor and amending our Certificate of Incorporation. You should read it carefully and completely.

All record holders of our common stock at the close of business on January 19,2004 (the "Record Date") will be entitled to vote at the Annual Meeting. There were 3,169,154 shares of our common stock issued and outstanding on the Record Date. In order to establish a quorum at the Annual Meeting, the holders of a majority of our outstanding common stock must be present at the Annual Meeting in person or by proxy. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
Stockholders do not have the right to cumulate votes in the election of directors.

Even if you plan to attend the Annual Meeting in person, we ask you to complete, sign and date the enclosed proxy and return it to us promptly using the enclosed envelope. This will help ensure that a quorum is present at the Annual Meeting and will save us the cost of additional proxy solicitations. Any share of our common stock that is represented by a properly executed and unrevoked proxy will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes proxies in which votes are withheld, abstentions are cast or which represent broker nonvotes. If you decide to attend the meeting in person, you may withdraw your proxy at any time and vote in person. You can also withdraw your proxy at any time before the Annual Meeting by sending a written notice of termination to our corporate secretary or by filing a later-dated proxy with him.







Our Board of Directors will vote your proxy at the Annual Meeting according to your instructions as long as it is properly executed and has not been revoked by you. If you simply sign and date the proxy, but do not provide any instructions as to how the proxy should be voted, your proxy will be voted "FOR" each of the nominees for the Board of Directors, "FOR" the ratification of Deloitte & Touche LLP as our independent auditor and "FOR" the amendment of our Certificate of Incorporation.

This Proxy Statement and the proxy cards are first being mailed to our stockholders on or about February 9, 2004.

OWNERSHIP OF OUR COMMON STOCK BY OUR DIRECTORS AND OFFICERS AND OTHER PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each director, each nominee for director, each of the executive officers named in the Summary Compensation Table in this proxy statement, and all present executive officers and directors as a group. The shares beneficially owned by our executive officers and directors, excluding options, account for approximately 44.6% of the total shares outstanding on the Record Date and entitled to vote at the Annual Meeting. We believe that all of these shares will be voted "FOR" each of the proposals set forth in this proxy statement. In addition to outstanding shares, executive officers and directors are deemed to beneficially own shares that they may acquire by exercising vested stock options or options that will vest within 60 days of the Record Date. While these additional shares are included in the following table, none of these additional shares are eligible to vote at the Annual Meeting even if the options were to be exercised prior to the date of the Annual Meeting since the Record Date has already passed. The following table also sets forth the beneficial ownership by each other person believed by us to beneficially own 5% or more of our outstanding common stock as of the Record Date.

                                                          Number of
                                                            Shares         Percent
                                                         Beneficially        of
          Name                                              Owned           Class /1/
------------------------                                 ------------      -------

William F. Wright, Director, Chairman of the Board          783,758 /2/     24.68

Kathleen M. Evans, Director, President                      185,036 /3/      5.77

Michael D. James, Chief Financial Officer,
 Secretary and Treasurer                                     19,180 /4/         *

Eric J. Hinkefent, President of Health Food
 Associates, Inc. and Chamberlin Natural Foods, Inc.          4,400 /5/         *

J. Tony Howard, Director                                    177,446 /6/      5.55

Allen D. Petersen, Director                                 259,238 /7/      8.13



                                          2


Timothy R. Pestotnik, Director                              240,298 /8/      7.56

William R. Hoppner, Director                                101,265 /9/      3.19

Stanley Mayer, Director                                       5,000 /10/        *

Raymond F. Bentele, Director                                  5,000 /11/        *

John R. Loyack, Director                                      5,000 /12/        *

All executive officers and directors
 as a group (11 persons)                                  1,558,523         47.04


OTHER PRINCIPAL STOCKHOLDERS
----------------------------

Wendy M. Wright /13/                                        253,252          7.99

Ane Patterson Shields /14/                                  160,784          5.07

----------------------------

* Less than 1% of class.


/1/ Unless otherwise noted, each director and executive officer owned his or her shares directly and has sole voting and investment power over his or her shares.

/2/ Includes 61,750 shares of common stock held by AMCON Corporation, over which Mr. Wright has voting and dispositive powers. Also includes options to purchase 6,600 shares of common stock at an exercise price of $9.00 per share which may be exercised currently.

/3/ Includes options to purchase 38,500 shares of common stock at an average exercise price of $3.41 per share which may be exercised currently.

/4/ Includes options to purchase 15,880 shares of common stock at an average exercise price of $5.14 per share which may be exercised currently. Mr. James also holds unvested options to acquire 3,920 shares of common stock at an average exercise price of $6.49 per share.

/5/ Consists of options to purchase 4,400 shares of common stock at an exercise price of $7.61 per share which may be exercised currently. Mr. Hinkefent also holds unvested options to acquire 1,100 shares of common stock at an exercise price of $7.61 per share.

/6/ Includes options to purchase 29,700 shares of common stock at an average exercise price of $3.68 per share which may be exercised currently.

/7/ Includes 227,098 shares of common stock held by the Lifeboat Foundation, over which Mr. Petersen shares voting power as a director and 13,440 shares held by the 2003 Allen D. Petersen Irrevocable Trust, over which Mr. Petersen has sole voting power as sole trustee. Also includes options to purchase 18,700 shares of common stock at an average exercise price of $4.30 per share which may be exercised currently.

/8/ Includes 227,098 shares of common stock held by the Lifeboat Foundation, over which Mr. Pestotnik shares voting power as a director, and options to purchase 7,700 shares of common stock at an average exercise price of $6.72 per share which may be exercised currently.

/9/ Includes options to purchase 7,700 shares of common stock at an average exercise price of $6.72 per share which may be exercised currently.

/10/ Consists of options to purchase 5,000 shares of common stock at an exercise price of $4.48 per share which may be exercised currently.

/11/ Consists of options to purchase 5,000 shares of common stock at an exercise price of $4.50 per share which may be exercised currently.

/12/ Consists of options to purchase 5,000 shares of common stock at an exercise price of $4.71 per share which may be exercised currently.

/13/ 12660 Carmel County Rd. #83, San Diego, CA  92130.

/14/ 3055 St. Thomas Drive, Missoula, Montana 59803.


                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has nominated William F. Wright, William R. Hoppner and Stanley Mayer to serve additional three-year terms as directors. Messrs. Wright, Hoppner and Mayer are each current directors of the Company and have each expressed an intention to continue to serve on the Board, if elected. The Board of Directors does not know of any reason why any of them might be unavailable to continue to serve as directors. If Mr. Wright, Hoppner or Mayer is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Messrs. Wright, Hoppner or Mayer and any other person pursuant to which they were nominated to be on the Board of Directors.

The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Wright, Hoppner and Mayer. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF Messrs. Wright, Hoppner and Mayer.

THE BOARD OF DIRECTORS

The table below sets forth certain information regarding the directors of the Company. The Board of Directors has determined that Messrs. Mayer, Bentele, Pestotnik, Peterson and Loyack are independent directors of the Company under the new listing standards adopted by the American Stock Exchange. All members of the Board of Directors have held their positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                         Principal                         Director  Term To
Name                    Age              Occupation                         Since    Expire
------------------      ---    -----------------------------------------   --------  -------
                                          NOMINEES

William F. Wright        61    Chairman and Principal Executive              1986     2004
                                Officer of the Company

William R. Hoppner       53    Attorney/1/                                   1994     2004

Stanley Mayer            58    Consultant/2/                                 2002     2004

                                DIRECTORS CONTINUING IN OFFICE

J. Tony Howard           59    President of Nebraska Distributing
                                Company                                      1986     2005

Allen D. Petersen        62    Chairman of Draupnir LLC/3/                   1993     2005

Raymond F. Bentele       67    Retired, Former Chairman, President and
                                Chief Executive Officer Mallinckrodt,
                                Inc./4/                                      2002     2005

Kathleen M. Evans        56    President of the Company                      1986     2006

Timothy R. Pestotnik     43    Attorney, Partner in the law firm Luce,
                                Forward, Hamilton & Scripps, LLP             1998     2006

John R. Loyack           40    Senior Vice President and Chief Financial
                                Officer of PNM Resources, Inc./5/            2003     2006

-----------
/1/ Mr. Hoppner is engaged in the private practice of law. Most recently, from 1999 to 2003, he served in an Of Counsel position to the law firm Rehm and Bennett, P.C. From 1997 through 1998, Mr. Hoppner pursued a political career during which he resigned from our Board of Directors.

/2/ Since 2002, Mr. Mayer has been a consultant to various companies regarding financial and strategic planning matters. Mr. Mayer served as Chief Financial Officer for Donruss Playoff, Inc. from 2001 to 2002 and as Vice President of Southern Union Company from 1998 through 2001.

/3/ Mr. Petersen became Chairman of Draupnir LLC in June 2002. For over 10 years prior to that time, Mr. Petersen was Chairman and Chief Executive Officer of American Tool Companies, Inc. Mr. Petersen is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/4/ Mr. Bentele served as President and Chief Executive Officer of Mallincrodt, Inc. from 1981 until his retirement in 1992. He currently serves as a director of Kellwood Company, IMC Global, Inc. and Leggett & Platt, Inc.

/5/ Prior to serving in his current position, Mr. Loyack served as Vice President and Chief Accounting Officer at PNM Resources and Director of Financial Accounting and Reporting for Union Pacific Corporation. Mr. Loyack was appointed to the Board of Directors in September 2003.

Information regarding other executive officers of the Company is found in our Annual Report on Form 10-K, which is available upon request and on our website at http://www.amcon.com. The Board of Directors has adopted a Code of Ethical Conduct that applies to principal executive officers and senior financial officers, as required by Section 406 of the Sarbanes-Oxley Act of 2002. This Code of Ethical Conduct is available on our website at http://www.amcon.com.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 26, 2003, the Board of Directors held nine meetings. During fiscal year 2003, all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee, Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE. The primary purpose of the Audit Committee is (i) to select the Company's independent auditor based on its assessment of the auditor's qualifications and independence, and (ii) to assist the Board of Directors in the oversight of (a) the integrity of the Company's financial statements, and
(b) the Company's compliance with legal and regulatory requirements.
Specific functions performed by the Audit Committee include selecting, compensating and evaluating the independent auditor of the Company, reviewing periodically with the independent auditor the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and the independent auditor, and reviewing with management and the independent auditor the Company's financial statements prior to the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee operates under a written charter. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement and is available on our website at http://www.amcon.com.

The members of the Audit Committee are Timothy R. Pestotnik (chairperson), John R. Loyack and Stanley Mayer. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the Securities and Exchange Commission and under the new listing standards adopted by the American Stock Exchange. In addition, the Board of Directors has determined that Mr. Loyack and Mr. Mayer qualify as "audit committee financial experts" under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during fiscal year 2003.

COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation policies, benefit plans, employment agreements, salary levels, bonus payments and awards under the Company's management incentive plans for our executive officers and recommends compensation for non-employee directors to the full Board. The Compensation Committee also administers our 1994 Stock Option Plan. The Compensation Committee is specifically responsible for determining the compensation of the Company's Chairman. The Compensation Committee operates under a written charter, a copy of which is available on our website at http://www.amcon.com.

The members of Compensation Committee during fiscal 2003 were J. Tony Howard (chairperson) and William R. Hoppner. The Board expects to appoint new directors to the Compensation Committee so that it is made up of persons who are independent under the new listing standards adopted by the American Stock Exchange prior to the time these listing standards go into effect. The Compensation Committee held five meetings in fiscal year 2003.

NOMINATING COMMITTEE. The Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors. The Nominating Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively. The Nominating Committee operates under a written charter, a copy of which is available on the Company's website at http://www.amcon.com.

The members of the Nominating Committee are Raymond F. Bentele (chairperson), John R. Loyack and Stanley Mayer, each of whom the Board of Directors has determined to be independent under the new listing standards adopted by the American Stock Exchange. The Nominating Committee was only recently formed and held no meetings during fiscal year 2003. The Nominating Committee did meet on December 23, 2003 for the purpose of reviewing candidates for the directorships to be voted on at the Annual Meeting.


The Nominating Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating Committee does evaluate recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Nominating Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. For the 2005 Annual Meeting, the Nominating Committee will consider stockholder recommendations for director nominees that submitted to our corporate secretary by October 11, 2004. Shareholder nominations must be in writing and should include sufficient biographical and business experience information about the nominee so that the Nominating Committee can evaluate the nominee based on its selection criteria.

COMPENSATION OF DIRECTORS

Prior to January 1, 2003, directors who were not employees of the Company were paid an annual fee of $20,000, plus $500 for each board meeting (including committee meetings) attended in person or by teleconference. Beginning January 1, 2003, directors who are not employees of the Company are paid according to the following annual scale with no payment of meeting fees:

           Audit Committee - Chair          $40,000
           Audit Committee - Member         $35,000
           Nominating Committee - Chair     $35,000
           All Other Outside Directors      $30,000

In addition, all directors are reimbursed for out-of-pocket expenses related to attending board and committee meetings. Non-employee directors are eligible to receive awards of nonqualified stock options which entitle them to purchase shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. Option grants to non-employee directors are not issued under the Company's 1994 Stock Option Plan. Such option grants are recommended on an annual basis by the Compensation Committee, subject to approval by the Board of Directors. These stock options also have varying vesting schedules ranging up to five years and expire ten years after the date of grant. During fiscal year 2003, stock options to purchase 5,000 shares of common stock were granted to Mr. Loyack at an exercise price of $4.71 per share.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid by the Company and its subsidiaries to the Company's Chairman and the other three highest paid executive officers of the Company ("Named Officers") for services rendered during fiscal years 2003, 2002, and 2001. No other executive officers of the Company earned salary and bonus in fiscal year 2003 in excess of the disclosure threshold established by federal securities laws.

                          Summary Compensation Table

                                                                    Long-Term Compensation
                                                              ---------------------------------
                              Annual Compensation                      Awards           Payouts
                     ---------------------------------------  ------------------------  -------
   (a)               (b)      (c)       (d)       (e)            (f)          (g)         (h)         (i)
                                                  /1/                                     /2/         /3/
                                                              Restricted   Securities
Name and                                        Other Annual    Stock      Underlying    LTIP      All Other
Principal                   Salary     Bonus    Compensation   Award(s)   Options/SARs  Payouts   Compensation
Position             Year     ($)       ($)          ($)         ($)          (S)         ($)         ($)
------------         ----   -------   -------   ------------  ----------  ------------  -------   ------------

William F. Wright,   2003   409,450   102,400      63,645         -            -           -         9,095
Chairman             2002   393,700    40,000        -            -            -           -         9,935
                     2001   378,560   113,568        -            -            -           -         9,048

Kathleen M. Evans,   2003   321,710   160,900        -            -            -           -         8,907
President            2002   309,340   155,000        -            -            -           -         8,463
                     2001   297,440    90,000        -            -            -           -        10,657

Michael D. James,    2003   162,500    40,000        -            -            -           -         7,379
Secretary,           2002   155,000    25,000        -            -            -           -         7,333
Treasurer and        2001   145,000    25,000        -            -            -           -         6,612
Chief Financial
Officer

Eric J. Hinkefent,   2003   125,000      -           -            -            -           -         5,103
President of Health  2002   102,700    16,000        -            -            -           -         4,045
Food Associates,     2001   100,000      -           -            -            -           -         2,240
Inc. and Chamberlin
Natural Foods, Inc.


--------------------


/1/ Amount for fiscal 2003 consists of (i) the value of split dollar life insurance of $39,645 and (ii) auto allowance of $24,000 for Mr. Wright. No disclosure is required in this column for any other named executive officer pursuant to applicable Securities and Exchange Commission regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus shown for each respective executive officer named.

/2/ The Company does not have a long-term incentive plan as defined in
Item 402 of Regulation S-K under the Securities Exchange Act of 1933, as amended.

/3/ These amounts for fiscal year 2003 consist of (i) contributions to the Company's Profit Sharing Plan of $8,000, $8,000, $7,379 and $5,103 for Mr. Wright, Ms. Evans, Mr. James and Mr. Hinkefent, respectively, and (ii) the values of term life insurance of $1,095 and $907 for Mr. Wright and Ms. Evans, respectively.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options were granted during fiscal year 2003 to the Named Officers listed in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth certain information concerning options exercised during fiscal year 2003, the number of unexercised options and the value of unexercised options at the end of fiscal year 2003 for the Named Officers listed in the Summary Compensation Table.


      (a)              (b)            )                (d)                  (e)
                                                     Number of            Value of
                                                    Securities          Unexercised
                                                    Underlying         In-the-Money
                                                    Unexercised       Options/SARs at
                                                  Options/SARs at       Fiscal Year
                      Shares                     Fiscal Year End(#)      End($)/1/
                     Acquired
                        on            Value          Exercisable/        Exercisable/
Name                Exercise(#)   Realized ($)      Unexercisable       Unexercisable
-----------------   -----------   ------------   ------------------   ------------------
William F. Wright       -0-           -0-           6,600 /     0              0 /  0
Kathleen M. Evans       -0-           -0-          38,500 /     0        $68,850 /  0
Michael D. James       2,200        $3,250         15,680 / 4,120        $16,065 /  0
Eric J. Hinkefent       -0-           -0-           4,400 / 1,100              0 /  0

-------------------
/1/ Based on the difference between the closing sale price of the Company's common stock on September 26, 2003 and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of September 26, 2003:


                                      (a)                     (b)                        (c)
                                                                                 Number of securities
                              Number of securities                               remaining available
                               to be issued upon       Weighted-average          for future issuance
                            exercise of outstanding     exercise price of     under equity compensation
                               options, warrants      outstanding options,   plans (excluding securities
Plan category                      and rights          warrants and rights     reflected in column (a))
-------------------------   -----------------------   --------------------   ---------------------------
Equity compensation plans
 approved by security
 holders/1/                        231,050                   $ 5.22                   246,780

Equity compensation plans
 not approved by security
 holders/2/                         83,800                   $ 4.55                      -
                             ----------------------   --------------------   ---------------------------
Total....................          314,850                   $5.04                    246,780
                             ======================   ====================   ===========================

-----------------------
/1/ The Company's 1994 Stock Option Plan allows for the issuance of up to 550,000 shares of common stock. As of December 19, 2003, 246,780 shares of common stock were available for issuance under the Company's 1994 Stock Option Plan.

/2/ Represents stock options to purchase 78,800 shares of common stock issued to non-employee directors as described in "Compensation of Directors" and stock options to purchase 5,000 shares of common stock issued to an employee pursuant to an individual compensation arrangement.

LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for the Named Officers and has not repriced any options or SARs for any Named Officer during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with William F. Wright, the Chairman of the Board, and Kathleen M. Evans, President of the Company. Each such agreement has a term expiring on December 31, 2004 and is automatically extended each December 31 for one additional year unless either the Company or the executive delivers a notice of non-extension at least 90 days prior to the scheduled automatic renewal date. Each agreement provides for the payment of a base salary in each year during the term thereof and provides that the executive shall be eligible to receive a bonus based upon performance in an amount determined by the Compensation Committee.

The Company has entered into an employment agreement with Eric J. Hinkefent, the President of Health Food Associates, Inc. and Chamberlin Natural Foods, Inc. The agreement has a term expiring on September 30, 2004 and is automatically extended each September 30 for one additional year unless either the Company or the Mr. Hinkefent delivers a notice of non-extension at lease 90 days prior to the scheduled automatic renewal date. The agreement provides for a base salary in each year of the term thereof and provides that Mr. Hinkefent shall be eligible to receive a bonus of up to a maximum of 75% of his base salary based upon performance as determined by the Compensation Committee.

If an employment agreement terminates due to an executive's disability or death, the executive or his or her personal representative are entitled to receive the executive's base salary for a period of six months following the termination. If an employment agreement is terminated for reasons other than serious misconduct (as defined in the agreements), the terminated executive is entitled to receive a severance package equal to such executive's current base salary plus his or her previous year's bonus. Each executive is also be eligible to participate in the Company's 1994 Stock Option Plan and in other employee benefit plans maintained by the Company, including health and life insurance plans. Each agreement contains provisions under which the executive has agreed to maintain the confidentiality of information concerning the Company and its affairs and a covenant not to compete with the Company for a period of one year after such executive's employment with the Company terminates.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

EXECUTIVE OFFICER COMPENSATION. The Compensation Committee endeavors to establish total compensation packages for each executive officer that fairly reflects the value of that executive officer's services to the Company and that will permit the Company to attract, retain and motivate high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

Executive officer compensation contains three principal components: (i) a base salary; (ii) a cash bonus; and (iii) grants of options to purchase common stock under the Company's 1994 Stock Option Plan. Mr. Wright's,
Ms. Evans' and Mr. Hinkefent's base salaries are set forth in their employment agreements and are subject to annual increases as recommended by the Compensation Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Compensation Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Compensation Committee periodically compares base salaries paid to the Company's executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index (Standard & Poor's 600 Food Distributors Index) used in the Performance

Graph included in this Proxy Statement. In general, the Compensation Committee determined that the base salaries paid to the Company's executive officers for fiscal year 2003 fell within the median range of base salaries paid by such comparable companies.

The Compensation Committee has adopted an executive compensation plan which established performance goals and criteria relating to the amounts of cash
bonuses paid to its executive officers in future years.   Stock option awards
will continue to be determined on an annual basis. The bonus portion of Mr. Wright's, Ms. Evans's and Mr. Hinkefent's compensation is paid based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition to bonuses paid in accordance with the executive compensation plan, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Compensation Committee deems it to be appropriate.

The bonus portion of Mr. James's compensation is paid on a discretionary basis based upon the Compensation Committee's assessment of his individual performance and the overall performance of the Company during the most recently completed fiscal year with respect to stockholder value, stock price, sales growth and net income. In general, the Compensation Committee's practice has been to award cash bonuses to the executive officers with respect to a particular fiscal year in amounts consistent with cash bonuses awarded in prior fiscal years as long as the Company achieves stock price, sales and net income levels specified in the Company's budget for such fiscal year.

Because ownership of the Company's common stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Compensation Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase common stock. Any grant of options to purchase common stock must be made with an exercise price no less than the closing sale price of the common stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amounts of stock option awards granted to executive officers are also determined on a discretionary basis by the Compensation Committee considering the same criteria used to award cash bonuses.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chairman and to the four most highly compensated executive officers other than the Chairman. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

COMPENSATION OF CHAIRMAN. Mr. Wright's base salary is set by his employment agreement and is subject to annual increases as recommended by the Compensation Committee. It is the view of the Compensation Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. Wright's base salary is reasonable and within the median range paid by such other companies. Based on the performance criteria set forth in the executive compensation plan, Mr. Wright was awarded a cash bonus of $102,400, which was equal to 25% of his base salary for fiscal year 2003. No stock option grants were awarded to Mr. Wright in fiscal year 2003.

                                      J. Tony Howard, chairperson
                                      William R. Hoppner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

There were no compensation committee interlocks and no insider participation in compensation decisions during fiscal 2003 that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

William F. Wright, Kathleen M. Evans, J. Tony Howard and Allen D. Petersen are officers, directors or stockholders of AMCON Corporation which is engaged in the beer distribution business in eastern Nebraska through a wholly owned subsidiary. AMCON Corporation provides the Company with offices and administrative services and the Company reimburses AMCON Corporation for a proportionate share of the costs of these offices and services based upon our respective usages. The Company paid AMCON Corporation $60,000 during fiscal 2003 under this arrangement. In fiscal 2004, the Company will pay AMCON Corporation $66,000 under this arrangement. The Company believes the terms on which AMCON Corporation supplies these offices and services to the Company are no less favorable than would otherwise be available from unaffiliated parties.

The Company has an agreement with William R. Hoppner, one of our directors, for consulting services in connection with our retail health food operations. During fiscal 2003, the Company paid Mr. Hoppner $90,000 for his services under this agreement, plus reimbursement for his out-of-pocket expenses. Mr. Hoppner is currently providing consulting services to the Company on a month-by-month basis and receives a fee of $7,500 per month.

REPORT OF THE AUDIT COMMITTEE

The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("D&T") acts as the Company's independent auditor, and D&T is responsible for conducting an independent audit of the Company's annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 26, 2003 with management of the Company and with representatives of D&T. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows the Company to prepare financial statements that fairly present its financial position and results of its operations. Our discussions with D&T also included the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees).

In addition, the Audit Committee reviewed the independence of D&T. We have discussed D&T's independence with them and have received written disclosures and a letter from D&T regarding its independence as required by Independence Standard Board Standard No. 1.

Based on the foregoing, the Audit Committee recommended to the full Board of Directors that the audited financial statements of the Company for the year ended September 26, 2003 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                      Timothy R. Pestotnik, chairperson
                                      John R. Loyack
                                      Stanley Mayer


COMPANY PERFORMANCE

The following stock performance graph and table provide a comparison over the five-year period ending September 26, 2003 of the cumulative total return from a $100 investment in the Company's common stock with the stocks listed on the American Stock Exchange Composite Total Return Index and the Standard & Poor's 600 Food Distributors Index.

                             [GRAPH OMITTED]


                                  9/25/98   9/24/99   9/29/00   9/28/01   9/27/02   9/26/03
                                  -------   -------   -------   -------   -------   -------
AMCON Distributing Company         100.00    127.55     87.84     72.16     85.55     76.73
American Stock Exchange
 Total Return Index                100.00    129.01    159.00    114.74    101.02    129.70
S&P 600 Food Distributors Index    100.00     85.18    111.64    211.48    140.52    159.23


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Deloitte & Touche LLP ("D&T") has been appointed by the Audit Committee as independent auditor for the Company and its subsidiaries for the fiscal year ending September 24, 2004. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 24, 2004.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.
Accounting Fees and Services

The following fees were paid to D&T by the Company for professional services for fiscal 2003 and 2002, respectively.

AUDIT FEES. D&T billed the Company a total $168,000 and $110,000 in fiscal 2003 and 2002, respectively, for professional services rendered for the audit of the Company's annual financial statements for those fiscal years and to review the Company's interim financial statements included in its Quarterly Reports on Form 10-Q filed with the SEC during those years.

AUDIT-RELATED FEES. D&T billed the Company $16,090 and $16,000 in fiscal 2003 and 2002, respectively, for audit-related services. Audit-related services generally include fees for the audits of the Company's employee benefit plans and fees incurred in connection with business acquisitions and compliance with the Sarbanes-Oxley Act and related regulatory matters.

TAX FEES. In fiscal 2003 and 2002, D&T billed the Company $41,786 and $26,660, respectively, for tax services. Tax services consisted primarily of preparation of tax returns and general advice relating to tax issues and compliance.

ALL OTHER FEES. D&T billed the Company $64,595 and $0 in fiscal 2003 and 2002, respectively, for services rendered to the Company, other than the services described under the above captions. These services consisted primarily of advice relating to internal control documentation, review of valuation reports and audit workpaper review by other accountants.

The Audit Committee approved all services provided by D&T during fiscal year 2003 and has determined that the provision of these services did not adversely affect D&T's independence. It is currently the policy of the Audit Committee to review and approve all services provided by D&T to the Company.

                     REVERSE STOCK SPLIT AND RELATED
               AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

GENERAL

Our Board of Directors has authorized, deems advisable and recommends a reverse 1-for-6 stock split of our common stock, $0.01 par value (collectively, the "Transaction"). In connection with the Transaction, our Board of Directors has adopted a resolution approving, deeming advisable and recommending to stockholders for approval, an amendment to our certificate of incorporation to effect the proposed Transaction. The form of amendment is attached hereto as Exhibit B.

If the stockholders approve the Transaction, we intend to file the amendment to our certificate of incorporation with the Secretary of State of Delaware. The Transaction will become effective on the date the amendment is filed with the Secretary of State of Delaware, or such later date as is specified in the filing (the "Effective Date"). We expect the amendment to become effective as soon as practicable following the annual meeting. However, our Board of Directors reserves the right to abandon the Transaction even if approved by the stockholders. See " Reservation of Rights". Once our Board implements the Transaction, we will publicly announce in a press release and post on our website at http://www.amcon.com the Effective Date of the Transaction.

PURPOSE AND REASONS FOR TRANSACTION

Our Board of Directors decided to propose the Transaction in order to (a) reduce administrative costs incurred by us in connection with the mailing of reports to stockholders and maintenance of small stockholder accounts, and
(b) allow small stockholders to liquidate their shares easily.

COST SAVINGS TO COMPANY AND STREET NAME HOLDERS; ADMINISTRATIVE EXPENSES TO MAINTAIN SMALL STOCKHOLDER ACCOUNTS. We have a large number of stockholders that own relatively few shares. As of the record date, January 19, 2004, approximately 630 stockholders of record owned fewer than six (6) shares of our common stock each or approximately 1,280 shares of our common stock in the aggregate. Although holders of fewer than six (6) shares constitute approximately 66% of the stockholders of record, such stockholders own only 0.04% of the outstanding shares of our common stock. As of January 19, 2004, we also estimate that approximately 1,800 persons beneficially owned shares of our common stock in accounts at banks or brokerage firms in so-called "street name" ("Street Name Holders") and many of these Street Name Holders beneficially own fewer than six (6) shares of our common stock. We would like to have these Street Name Holders also enjoy the benefit of this Transaction. However, they will not participate in the Transaction unless they either: (i) direct their broker or bank to change their ownership to record title prior to the Effective Date of the Transaction, or (ii) instruct their broker or bank owning record title to the shares to participate in the Transaction by following the appropriate procedures of the Depository Trust Company ("DTC"). Note, a fee may be associated with changing a Street Name Holder's ownership from beneficial to record title. If you direct your bank or broker to participate in the Transaction, we anticipate that the administrative expense of such instruction will be lower than if you direct your broker or bank to convert your ownership to record title. See "Structure Of The Transaction-Effect On Street Name Holders."

LIQUIDITY FOR CERTAIN SMALL STOCKHOLDERS. We believe that holders of fewer than six (6) shares of our common stock (the "Liquidated Stockholders") may be deterred from selling their shares because of disproportionately high brokerage costs. The Transaction gives stockholders of record, who own fewer than six (6) shares of our common stock immediately prior to the Transaction, the opportunity to receive cash for their shares without having to pay any brokerage commissions. Stockholders of record who do not want to cash out their holdings of our common stock, may avoid this result by purchasing additional shares or consolidating accounts so that each record account owning our common stock holds at least six (6) shares prior to 4:00 p.m. (central standard time) on the Effective Date. See "Procedures To Cash-Out Fractional Shares How to Avoid Cash-Out." Street Name Holders may also enjoy the benefits of this Transaction, if they either: (i) direct their broker or bank to change their ownership to record title prior to the Effective Date of the Transaction, or (ii) instruct their broker or bank and instructions of the broker or bank to participate in the Transaction by following the appropriate procedures of DTC. If a Street Name Holder does not want participate in the Transaction, no additional shares need to be purchased and no additional action needs to be taken to avoid being cashed-out.

DETERMINATION OF CASH-OUT PRICE

The Board has set the Cash-Out Price per share of our common stock to equal the average of the closing prices per share of our common stock on the American Stock Exchange ("AMEX") for a period of ten consecutive AMEX trading days ending on (and including) the Effective Date, without interest ("Cash-Out Price").

Acquisitions of fractional shares by corporations in lieu of issuing fractional shares to stockholders is governed by Section 155 of the Delaware Corporation Law ("Section 155"). Section 155 requires a corporation purchasing fractional shares to pay "fair value" for such shares. The Delaware Supreme Court in Applebaum v. Avaya, Inc., 812 A.2d 880 (Del. Sup. Ct. 2002) held that when a corporation is purchasing fractional shares pursuant to a reverse stock split not resulting in going private, the purchase price for the fractional shares will constitute "fair value" if it is equal to the preceding ten-day average of the trading price of the corporation's stock. The Court also found that a "going concern" analysis or other analysis to determine the intrinsic value of the corporation is not necessary.

STRUCTURE OF THE TRANSACTION

The Transaction consists of a one-for-six reverse stock split of our common stock and a cash payment for fractional shares of less than one full share. If the Transaction is approved by stockholders and implemented by the Board, the reverse stock split is expected to occur at 8:00 p.m. on the Effective Date.

EFFECT ON THE COMPANY. The Board of Directors has determined that AMCON has no current plan or intention to take AMCON private. We have designed the size of the reverse stock split to (a) maintain the public registration of our common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by maintaining at least 300 stockholders of record, and (b) continue the listing of our common stock on the AMEX, by maintaining at least 400 beneficial or record stockholders.

The number of authorized shares of our common stock will not change as a result of the Transaction. On January 19, 2004, there were 3,169,154 shares of our common stock issued and outstanding. As a result of the Transaction, the total number of outstanding shares of our common stock will be reduced to an amount equal to one-sixth of the amount of current outstanding shares and the fractional shares cashed-out. The rights and preferences of the outstanding shares of our common stock will remain the same after the Transaction. Each share of our common stock issued pursuant to the Transaction will be fully paid and non-assessable. The par value of our common stock will remain at $0.01 per share after the Transaction.

We do not know what the average daily closing price per share of our common stock as traded on the AMEX will be for the ten trading day period preceding and including the Effective Date. We also do not know the number of shares they will own to be cashed-out as a result of the Transaction, which will vary from the respective numbers on January 19, 2004. We, therefore, cannot determine the total amount to be paid by us in the Transaction.

However, by way of illustration only, the following examples demonstrate how we will determine the amount of money to be paid to stockholders owning fractional shares immediately after the reverse stock split (the "Cashed-Out Stockholders"). Assuming that on the Effective Date immediately prior to the
Transaction:

   - the total number of record holders has not changed since the record date, there are 630 Liquidated Stockholders who own an aggregate of 1,284 shares, 400 remaining record holders holding 990 shares which will become fractional shares following the Transaction, 120 remaining beneficial holders who have instructed their broker or bank to participate in the Transaction holding 360 shares which will become fractional shares following the Transaction, and the cash-out price is $4.49 (based on the closing price on January 9, 2004), the Company will be obligated to pay the Cashed-Out Stockholders approximately $11,826.66 in the aggregate; or

   - the total number of record holders has increased to 1,500, there are 1,030 Liquidated Stockholders who own an aggregate of 3090 shares, 400 remaining record holders holding 990 shares which will become fractional shares following the Transaction, 120 remaining beneficial holders who have instructed their broker or bank to participate in the Transaction holding 360 shares which will become fractional shares following the Transaction, and the cash-out price is $4.49 (based on the closing price on January 9, 2004), the Company will be obligated to pay the Cashed-Out Stockholders $19,935.91 in the aggregate.

   - the total number of record holders has not changed since the record date, 230 Street Name Holders owning less than six (6) shares of our common stock prior to the Transaction instruct their bank or broker to participate in the Transaction, resulting in 890 Liquidated Stockholders and Street Name Holders who own an aggregate of 2,434 shares, and the cash-out price is $4.49 (based on the closing price on January 9, 2004), 400 remaining record holders holding 990 shares which will become fractional shares following the Transaction, 120 remaining beneficial holders who have instructed their broker or bank to participate in the Transaction holding 360 shares which will become fractional shares following the Transaction, the Company will be obligated to pay the Cashed-Out Stockholders $16,990.16 in the aggregate.

EFFECT ON STOCKHOLDERS OF RECORD WITH FEWER THAN SIX (6) SHARES OF COMMON STOCK. Upon consummation of the reverse stock split portion of the Transaction, each stockholder of record on the Effective Date will own one share of our common stock for each six (6) of shares of our common stock held in his or her account immediately prior to the reverse stock split. Any Liquidated Stockholder will receive a cash payment instead of a fractional share. This cash payment will be determined and paid as described below under "Determination Of Cash-out Price".

After the Transaction, if you are a Liquidated Stockholder, you will have no further interest in the Company with respect to your cashed-out shares.
These shares will no longer entitle you to the right to vote as a stockholder, to share in our assets, earnings, or profits, to receive any dividends declared or paid after the Transaction or to any other rights as a stockholder. In other words, you will be deemed to no longer hold or own shares of our common stock you owned immediately prior to the Transaction, you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

Any stockholder of record currently owning fewer than six (6) shares of our common stock who desires to retain an equity interest in the Company after the Effective Date of the Transaction may do so by purchasing, prior to the Effective Date, a sufficient number of shares of our common stock so that the total number of shares held of record in the stockholder's name immediately prior to the Transaction is equal to or greater than six, or, if applicable, consolidating or transferring all accounts of record held by the stockholder into one account with six or more shares of our common stock.

EFFECT ON REGISTERED STOCKHOLDERS WITH SIX (6) OR MORE SHARES OF COMMON STOCK. Stockholders of record holding six (6) or more shares of our common stock in his or her account immediately prior to the Transaction will remain stockholders of the Company, but will receive the Cash-Out Price for any fractional share resulting from the Transaction. After the Transaction, continuing stockholders will hold approximately one-sixth of the number of shares held prior to the Transaction, but the value of one post-Transaction share will equal the value of six (6) pre-Transaction shares.

EFFECT ON STREET NAME HOLDERS. Street Name Holders will not participate in the Transaction unless they either: (i) direct their broker or bank to change their ownership to record title prior to the Effective Date of the Transaction, or (ii) instruct their broker or bank owning record title to the shares to participate in the Transaction by following the appropriate procedures of DTC. The direction to change beneficial ownership to record ownership must be given in a timely manner to permit the change in ownership to record title to occur prior to 4:00 p.m. (central standard time) on the effective date of the Transaction. The instruction to the broker or bank to participate in the Transaction must be given in accordance with the procedures of the broker or bank. If a Street Name Holder provides the (a) timely direction to change beneficial ownership to record ownership or (b) appropriate instruction to his or her broker or bank to participate in the Transaction as provided in this proxy statement, the Street Name Holder will receive cash for the fractional share resulting from the Transaction. If immediately prior to the Transaction you are a Street Name Holder beneficially owning less than six (6) shares of our common stock who follows one of the above procedures to take advantage of the Transaction, your shares will also be cashed out and you will no longer have any further interest in the Company with respect to your fractional share. Note, if you are a Street Name Holder who is considering participating in this Transaction, you should check with your broker or bank to determine what, if any, fee would be associated with converting your ownership to record title or instructing your broker or bank to participate in the Transaction. If you direct your bank or broker to participate in the Transaction by following the appropriate procedures of DTC, we anticipate that the administrative expense of such instruction will be lower than if you direct your broker or bank to convert your ownership to record title. If a Street Name Holder does not want participate in the Transaction, no additional shares need to be purchased and no additional action needs to be taken to avoid being cashed-out.

EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES. In addition, all outstanding options, warrants and other securities entitling holders to purchase shares of our common stock, if any, will be adjusted as a result of the Transaction, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased in accordance with the terms of each instrument and based on the exchange ratio of the Transaction. Also, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced proportionally based on the exchange ratio of the Transaction. None of the rights currently accruing to holders of the common stock, options, warrants or other securities convertible into common stock would be affected by the Transaction.

Examples. In general, the effect of the Transaction can be illustrated by the examples set forth on the following table. Note that for illustrative purposes only, we have assumed a Cash-Out Price of $4.49 (based on an assumed ten-day trading average that is equal to the on the closing price on January 9, 2004).

HYPOTHETICAL SCENARIOS

(1) Mr. Brown is a stockholder of record who holds five (5) shares of our common stock in his account immediately prior to the Transaction.

RESULT
Instead of receiving a fractional share of our common stock immediately after the Transaction, Mr. Brown's shares will be converted into the right to receive cash. Mr. Brown would receive a check for $22.45 (5 x $4.49 = $22.45). Note: If Mr. Brown wants to continue his investment in the Company, immediately prior to the Effective Date, he can buy at least one (1) more share. Mr. Brown would have to act far enough in advance of the transaction so that the purchase is completed and the additional share is credited in his account by the close of business (central standard time) on the Effective Date.

(2) As of the Effective Date, Ms. Green has two separate record accounts. She holds:

   - 3 shares of our common stock in one account, and
   - 2 shares of our common stock in the other.

All of her shares are registered in her name only.

RESULT
Ms. Green will receive cash payments equal to the Cash-Out Price of our common stock in each record account instead of receiving fractional shares. Ms. Green would receive two checks totaling $22.45 ((2 x $4.49 = $8.98) + (3 x $4.49 = $13.47)). Note: If Ms. Green wants to continue her investment in the Company, she can consolidate or transfer her two record accounts immediately prior to the Effective Date into one account and purchase one (1) or more additional shares so her single account owns at least six (6) shares of our common stock. Alternatively, she can buy three (3) or more shares for the first account and four (4) or more shares for the second account, and continue to hold them in separate accounts. She would have to act far enough in advance of the transaction so that the consolidation or the purchase is completed by the close of business (central standard time) on the Effective Date.

(3) Mr. Blue holds 10 shares of our common stock as of the Effective Date.

RESULT
After the Transaction, Mr. Blue will continue to hold 1 share of our common stock and will be entitled to a cash payment for the fractional share in connection with the Transaction of $17.96 (4 x $4.49).

(4) Ms. Orange is a Street Name Holder holding 4 shares of our common stock in her name in a brokerage account as of the Effective Date.

RESULT
Ms. Orange will hold 2/3rds of one share of our common stock in her name in an account unless she either (i) directs her broker or bank to change her ownership to record title prior to the Effective Date of the Transaction, or
(ii) instructs her broker or bank to participate in the Transaction by following the appropriate procedures of DTC. If Ms. Orange becomes the record owner, she will receive directly a check for $17.96 (4 shares x $4.49). If Ms. Orange simply instructs her broker or bank to participate in the Transaction, she will receive, through her broker or bank, a check for $17.96 (4 shares x $4.49).

(5) Mr. Purple is a Street Name Holder holding 15 shares of our common stock in his name in a brokerage account as of the Effective Date.

RESULT
If Mr. Purple follows either of the procedures described above to take advantage of the Transaction, he will continue to hold 2 shares of our common stock in street name and he will receive directly, or through his broker or bank, as applicable, a check for $13.47 (3 shares x $4.49). If he does nothing, he will beneficially own 2 and 1/2 shares of our common stock after the Transaction.


PROCEDURES TO EXCHANGE CERTIFICATES AND CASH-OUT FRACTIONAL SHARES

EXCHANGING CERTIFICATES FOR REMAINING STOCKHOLDERS. Our transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders will be notified of the effectiveness of the Transaction. Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Transaction. Street Name Holders who do not want to participate in the Transaction will not be required to take any further actions. However, Street Name Holders who want to participate in the Transaction may receive cash for their fractional share resulting from the Transaction by either (i) directing their broker or bank to change their ownership to record title prior to the Effective Date of the Transaction, or
(ii) instructing their broker or bank to participate in the Transaction by following the appropriate procedures of DTC. See "Structure of the Transaction-Effect On Street Name Holders."

PAYMENT FOR FRACTIONAL SHARES. As soon as practical after the Effective Date, our transfer agent will mail to all stockholders:

   - a notice of the filing of the amendment to our certificate of incorporation,

   - a letter of transmittal which contains instructions on how to surrender your certificate(s) to our transfer agent to receive your cash payment, along with

   -  other documents described below.  See " How to Get Paid."

No certificates or scrip representing fractional shares of our common stock adjusted for the Transaction will be issued in connection with the Transaction. Instead, each Cashed-Out Stockholder who is not a Street Name Holder, upon surrender of their stock certificates and delivery to our transfer agent of the documents discussed below, will receive cash for the fractional share resulting from the Transaction. Brokerage firms and banks holding instructions to participate in the Transaction should follow DTC procedures to receive cash for the fractional shares the Street Name Holders will beneficially own as a result of the Transaction. Please do not send your certificates until you receive your letter of transmittal.

The amount of the cash payment to record and participating beneficial stockholders owning a fractional share will equal:

   -  the fractional share owned immediately after the Transaction, times six
(6) times

   -  the Cash-Out Price.  See "Determination of Cash-Out Price."

At the same time we pay stockholders for the fractional share resulting from the Transaction, we plan to send them any cash dividends for which they are entitled, including dividends declared prior to the Effective Date. See " Financial Information Dividends." As of the Effective Date of the Transaction, Cashed-Out Stockholders will have no further right to the payment of dividends declared after the Effective Date with respect to the cashed-out shares.

HOW TO GET PAID. Each Cashed-Out Stockholder who is not a Street Name Holder will be entitled to receive cash in the amount described above for the fractional share resulting from the Transaction only after such holder delivers to our transfer agent, Registrar and Transfer Company at 10 Commerce Drive, Cranford, NJ 07016-3572:

   - stock certificate(s) for shares of our common stock owned immediately prior to the Transaction,

   -  the properly executed completed letter of transmittal,

   - such evidence of ownership of such shares as our transfer agent may require, and

   - properly executed and completed tax documents, including a Form W-9, to permit us to complete our filing obligations with the Internal Revenue Service.

Street Name Holders will be entitled to receive cash in the amount described above for the fractional share beneficially owned as a result of the Transaction by instructing their broker or bank to follow the procedures of the DTC necessary to participate in the Transaction.

All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws. You will not receive any interest on cash payments owed to you as a result of the Transaction. See "Certain Federal Income Tax Consequences."

FINANCIAL INFORMATION

INCORPORATION BY REFERENCE. We hereby incorporate by reference (a) the financial statements and the notes thereto contained on pages F-2 through F-33 of our Annual Report to Stockholders for the fiscal year ended September 26, 2003 ("Annual Report to Stockholders") included with this Proxy Statement and attached as Exhibit 13.1 to our Annual Report on Form 10-K, (b) the report of independent certified public accountants thereon contained on page F-1 of the Annual Report to Stockholders, (c) supplemental financial information contained on pages 2 through 3 of the Annual Report to Stockholders, (d) Management's Discussion and Analysis or Plan of Operation contained on pages 5 through 22 of the Annual Report to Stockholders and (e) quantitative and qualitative disclosures about market risks contained on pages 22 through 23 of the Annual Report to Stockholders.

DIVIDENDS. During fiscal years 2003 and 2002, the Board of Directors declared cash dividends of $0.03 per share per quarter or $0.12 per share for each year. The Board of Directors will evaluate payment of future dividends at their regular meetings. Our revolving credit facility provides that we may not pay dividends in excess of $0.12 per share on an annual basis. For the last three years, we have maintained a policy of instructing our transfer agent to hold any dividend checks payable in an amount less than $3.00. In connection with paying the Cash-Out Price to each stockholder for a fractional share, we plan to direct the transfer agent to pay with the Cash-Out Price any dividends which have been held by the transfer agent for the benefit of these stockholders.

VOTE REQUIRED

The Transaction must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Any abstention or broker non-vote will have the effect of a vote against the Transaction.

As of the record date, our executive officers and directors beneficially owned a total of approximately 45% of the outstanding our common stock entitled to vote at the Annual Meeting. Each of our executive officers and directors has advised the Company that he or she intends to vote his or her shares in favor of the Transaction.

APPRAISAL AND DISSENTERS' RIGHTS

No appraisal or dissenters' rights are available under Delaware law to stockholders who dissent from the Transaction. We will not independently provide our stockholders of record with any appraisal or dissenters' right.

RESERVATION OF RIGHTS

Even if the Transaction has been authorized by our stockholders at the Annual Meeting, we reserve the right to abandon the Transaction without further action by our stockholders at any time before the filing of the necessary amendments to our certificate of incorporation with the Delaware Secretary of State. By voting in favor of the Transaction you are also expressly authorizing us to determine not to proceed with the Transaction if we should so decide.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL. We have summarized below certain federal income tax consequences to the Company and stockholders of record resulting from the Transaction. This summary is based on U.S. federal income tax law existing as of the date of this Proxy Statement, and such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders of record (such as financial institutions, insurance companies, broker-dealers, regulated investment companies, personal holding companies, tax-exempt organizations, foreign entities and foreign persons) may be subject to special tax rules. Other stockholders of record may also be subject to special tax rules, including but not limited to:

  - stockholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or

  - stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes.

In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets (i.e. generally property held for investment) under the Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Company will be able to treat the Transaction as a tax-free "recapitalization" for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS WHO ARE NOT CASHED OUT BY THE TRANSACTION. If you (1) continue to hold our common stock immediately after the Transaction, and (2) receive no cash as a result of the Transaction, you will not recognize any gain or loss as a result of the Transaction and you will have the same adjusted tax basis and holding period in our common stock as you had in such stock immediately prior to the Transaction.

FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS WHO RECEIVE CASH. In general, Cashed-Out Stockholders will recognize a gain or loss as a result of the Transaction equal to the difference between the total Cash-Out Price received by them and their adjusted basis in the shares of common stock eliminated in the Transaction. The characterization of this gain or loss as a long-term capital gain or loss or short-term capital gain or loss will depend on the period of time such shares were held by a stockholder prior to the transaction.

THE FOREGOING IS A GENERAL DISCUSSION ONLY AND YOUR OWN TAX CONSEQUENCES COULD BE DIFFERENT IN CERTAIN CASES. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AND DEEMS ADVISABLE THAT STOCKHOLDERS VOTE "FOR" THE TRANSACTION AND THE RELATED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.


                 SUBMISSION OF STOCKHOLDER PROPOSALS

Under our Bylaws, any stockholder may submit a proposal for presentation at the Annual Meeting by delivering the proposal to our corporate secretary at our home office by no later than Thursday, February 5, 2004. Such proposals should set forth: (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of the Company's common stock beneficially owned by such stockholder; and (iv) any material interest of such stockholder in the business matter being proposed. Our Bylaws also allow stockholders to submit nominations for directors by delivering the nominations in writing to our corporate secretary at our home office by no later than Thursday, February 5,2004. Only stockholders of record as of the Record Date (January 19, 2004) are entitled to bring business before the Annual Meeting or make nominations for directors.

Stockholders may also ask us to include proposals in the proxy materials that we send out in connection with our annual meetings, subject to the proxy rules adopted by the SEC. In order to be included in our Proxy Statement relating to our 2005 Annual Meeting, a stockholder proposal must be submitted to our corporate secretary at our home office by October 11, 2004.

                            OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and we do not know of any business which persons, other than the management, intend to present at the Annual Meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting.

We will bear the cost of soliciting proxies for use by our Board of Directors at the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees in person, by telephone or through other forms of communication, but these persons will not receive any additional compensation for this solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of our common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

Stockholders may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board, by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to our corporate secretary at our home office. All communications received by the corporate secretary will be forwarded to the appropriate directors. In addition, it is the policy of our Board of Directors that directors attend, and be available to discuss stockholder concerns, at the Annual Meeting. All directors attended last year's Annual Meeting on March 13, 2003.

The Company's Annual Report, including the financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Company has incorporated provisions of its Annual Report into this Proxy Statement; however, such Annual Report is not to be considered part of this proxy solicitation material. In addition, any stockholder who wishes to receive a copy of the Form 10-K filed by the Company with the Securities and Exchange Commission, or a copy of any document incorporated by reference into the Proxy Statement, may obtain a copy without charge by contacting the Company at 402-331-3727 or by writing to the Company at 7405 Irvington Road, Omaha, Nebraska 68122. Requests should be directed to Mr. Michael D. James at the Company's principal executive office.

None of the information set forth in this Proxy Statement under the headings "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee" or "Company Performance" is deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and this information will not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

                                By Order of the Board of Directors


                                  /s/ Michael D. James
                                  ---------------------------
                                  Michael D. James, Secretary

Omaha, Nebraska
February  , 2004

                              EXHIBIT A

       CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     OF AMCON DISTRIBUTING COMPANY

I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors (the "Board") of AMCON Distributing Company (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

   - Oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements;

   - Monitor the independence and performance of the Company's independent auditors;

   - Monitor the Company's compliance with legal and regulatory requirements; and

   - Provide an avenue for, and encourage open, dialogue and communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to anyone in the Company. The independent auditors report directly to the Audit Committee. The Audit Committee has the ability to retain, at the Company's expense and without seeking the approval the Board or the Company, independent legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.


II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

A.  INDEPENDENCE

The Audit Committee shall be comprised of three or more directors as determined by the Board. Except as set forth below, each member of the Audit Committee must:

   - qualify as an independent director (as defined in Section 121(A) of the AMEX listing standards), who is not an officer or employee of the Company or any of its subsidiaries and does not, in the view of the Board, have any material relationship with the Company that would interfere with the exercise of the director's independent judgment.

  - qualify as independent under the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

   - not be an AMEX employee or Floor Member as provided under Section 802 of the AMEX listing standards.

The Board may appoint one member to the Audit Committee who is not independent as defined under Section 121A of the AMEX listing standards as long as such member satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and the Board has determined, under exceptional and limited circumstances, in accordance with the requirements of
Section 121B(2)(b) of the AMEX listing standards, that membership on the Audit Committee by such individual is required by the best interest of the Company and its stockholders. In such case, the Board must disclose in the annual meeting proxy statement subsequent to such determination, the nature of the relationship that makes that individual not independent and the reasons for the Board's determination. A member of the Audit Committee appointed pursuant to this provision may not serve in excess of two consecutive years and may not be the Audit Committee Chair of the Audit Committee.

B.  QUALIFICATIONS; FINANCIALLY SOPHISTICATED

All members of the Audit Committee must also be able to read and understand fundamental financial statements, including the Company's balance sheets, income statements and cash flow statements. At least one member of the Audit Committee must at all times be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. A member of the Audit Committee who qualifies as an "Audit Committee Financial Expert" under Item 401(h) of Regulation S-K is presumed to qualify as financially sophisticated.

C.  AUDIT COMMITTEE CHAIR

The Nominating Committee shall recommend to the Board, and the Board shall designate, one member of the Audit Committee as Audit Committee Chair. The Audit Committee Chair shall preside over meetings and proceedings of the Audit Committee. If the Audit Committee Chair is not present, the members of the Audit Committee may designate an Audit Committee Chair by majority vote of the Audit Committee membership.

D.  MEETINGS

The Audit Committee shall meet at least quarterly, prior to the filing of each quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, or more frequently as circumstances dictate or the Audit Committee Chair deems appropriate, or as required by law or applicable rules and regulations. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Audit Committee shall constitute a quorum. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Audit Committee. The Audit Committee may meet in person or telephonically. The Audit Committee shall establish its own rules of procedure which shall be consistent with the Bylaws of the Company and this Charter. The Audit Committee Chair or a majority of the members of the Audit Committee may call a special meeting of the Audit Committee.

The Audit Committee should meet privately in executive session at least annually with management and the independent auditors, and as an Audit Committee to discuss any matters that the Audit Committee, management or the independent auditors believe should be discussed. In addition, the Audit Committee, or at least its Audit Committee Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures.

The Company's independent auditor will attend at least four of the Audit Committee's meetings each year. The Audit Committee may request members of management or others to attend meetings and provide such information as the Audit Committee deems appropriate.

E.  APPOINTMENT; REMOVAL; RESIGNATION

Members of the Audit Committee shall be appointed by the Board at its annual meeting and shall generally serve until their failure to qualify, resignation, or retirement, their removal by the Board or until their successors shall be duly appointed and qualified.

No member of the Audit Committee shall be removed except by a majority vote of the independent directors or upon failure of such member to meet the independence or qualification requirements of this Charter. A member of the Audit Committee shall be deemed to have resigned from the Audit Committee at such time that the member shall have been removed from the Board pursuant to the Bylaws of the Company or such member has resigned or otherwise terminated his or her membership on the Board.

F.  MINUTES; REPORTS TO BOARD OF DIRECTORS

The Audit Committee shall keep minutes of its proceedings and the names and places of residence of its members. Following each of its meeting, the Audit Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Audit Committee at the meeting. The report will also include any significant issues arising with respect to (i) the quality or integrity of the Company's financial statements, (ii) the Company's compliance with legal or regulatory requirements, or (iii) the performance and independence of the Company's independent auditors.

G.  SUBCOMMITTEES

As permitted by law or the AMEX listing standards, the Audit Committee may delegate its duties and authority to a subcommittee of fully independent directors.


III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall perform the following:

A.   REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter, which is approved by the Audit Committee, to the Board for ratification and have the Charter published at least every three years in accordance with SEC regulations.

2. Review and discuss with management and the independent auditor the Company's annual audited financial statements prior to filing its Annual Report on Form 10-K. Discuss significant issues regarding accounting principles, practices and judgments, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

3. Review and discuss with management and the independent auditor, the Company's quarterly financial results and/or the Company's quarterly financial statements prior to the earlier of the release of earnings or the filing of the Quarterly Report on Form 10-Q. Discuss the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditor in accordance with SAS 61 (as may be modified or amended). The Audit Committee Chair may represent the entire Audit Committee for purposes of this review.

4. In consultation with management and the independent auditor, consider the integrity of the Company's financial reporting processes and controls, including (i) internal controls, (ii) internal control over financial reporting and (iii) disclosure controls and procedures. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review the significant reports to management prepared by the independent auditor, together with management's responses, including the status of previous recommendations, and follow up on these reports.

5. Discuss with management and the independent auditor the quality and adequacy of the Company's internal controls and internal control over financial reporting, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and discuss with the independent auditor how the Company's financial systems and controls compare with industry practices.

6. Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, and the performance and independence of the Company's independent auditor.

7. Review the independent auditor's report required by Section 204 of Sarbanes-Oxley Act of 2002, describing (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, (iii) ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iv) other material written communications between the auditor and management, such as any management letter or schedule of unadjusted differences.

8. Review quarterly with the Company's CEO and CFO (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, (ii) any material weakness in the Company's internal controls, and (iii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.

9. Review annually with management and the independent auditor (i) the internal control report contained in the Company's annual report on Form 10-K regarding management's assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting, and
(ii) the attestation and report of the independent auditor regarding management's assessment of internal controls.

10. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

11.Discuss policies regarding risk assessment and risk management. While it is the job of Company management to assess and manage the Company's exposure to risk, the Audit Committee will discuss guidelines and policies that govern the process. This discussion may include the Company's financial risk exposures and the steps management has taken to monitor and control exposures. The Audit Committee is not required to be the sole body responsible for risk assessment and management.

12. While the fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor, the Audit Committee will review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal control, internal control over financial reporting and any special audit steps adopted in light of material control deficiencies, (ii) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and the treatment preferred by the independent auditor, (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (iv) earnings press releases (paying particular attention to any use of pro-forma information and non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

13.  Conduct an annual performance self-evaluation of the Audit Committee.

B.  INDEPENDENT AUDITOR

1. The independent auditor is ultimately accountable to and shall report directly to the Audit Committee, as the representative of the Company's stockholders. The Audit Committee has the sole authority and direct responsibility to select, hire, evaluate and, where appropriate, replace the independent auditor or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement. The Audit Committee shall annually review the independence, qualifications and performance of the independent auditors, including the review and evaluation of the lead partner of the independent auditor, and shall oversee the work of the independent auditor for the purpose of preparing or issuing an audit report on the Company's financial statements or related work or performing other audit, review or attest services for the Company. In making its evaluation, the Audit Committee shall take into account the opinions of management.

2. The Audit Committee has the authority to, and shall, approve (A) the fees and other compensation to be paid to the independent auditor, (B) the funding for the independent auditors (including fees for the purpose of preparing or issuing an audit report or performing other audit, approved non-audit, review and attestation services for the Company, and (C) the funding of payment for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

3. The Audit Committee shall require the independent auditor to submit on a periodic basis (but at least annually) to the Audit Committee a formal written statement in accordance with Independence Standards Board ("ISB") Statement No. 1 (as may be modified or amended) and such other requirements as may be established by the Public Company Accounting Oversight Board ("PCAOB") delineating all relationships between them and the Company and to actively engage in a dialogue with the independent auditor with respect to any relationships or services disclosed in the statement that may impact the independent auditor's objectivity and independence, and take appropriate action in response to the statement of the independent auditor to satisfy itself of the outside auditors' independence and objectivity and otherwise oversee the independence of the independent auditor.

4. The Audit Committee shall confirm that neither the lead audit partner nor the primary reviewing partner of the independent auditor has performed audit services for the Company for each of the five previous fiscal years.

5. The Audit Committee shall consider results of the independent accountant's last peer review, litigation status, and disciplinary actions, if any.

6. At least annually, the Audit Committee shall consult with the independent auditor, out of the presence of management, about the adequacy, quality and integrity of the internal controls for financial reporting and the fair presentation and accuracy of the Company's financial statements.

7. The Audit Committee shall resolve disagreements, if any, between management and the independent auditor regarding financial reporting.

8. The Audit Committee shall review the independent auditor engagement letter and audit plan and discuss the scope and general approach of the audit, including staffing, locations and reliance upon management.

9. The Audit Committee shall approve in advance any audit services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services (including the fees and terms thereof) to be performed by the independent auditor to determine whether such relationships and services are compatible with the auditor's independence; provided, however, that the following services cannot be provided even with Audit Committee approval, except to the extent permitted by the SEC rules or unless the PCAOB approves an exemption on a case by case basis:
(A) bookkeeping or other services related to the accounting records or financial statements of the Company; (B) financial information systems design and implementation; (C) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (D) actuarial services; (E) internal audit outsourcing services; (F) management functions or human resources;
(G) broker-dealer, investment adviser, or investment banking services;
(H) legal services and expert services unrelated to the audit; and (I) any other service that the PCAOB determines, by regulation is not permissible.

10. The Audit Committee may pre-approve audit and non-audit services by either (a) designating one or more members of the Audit Committee to pre-approve any audit or non-audit services to be performed by the independent auditor; provided that such members present such pre-approved activity to the full Audit Committee at its next scheduled meeting or (b) establishing pre-approval policies and procedures; provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies do not delegate the Audit Committee's responsibilities to management.

11. The Audit Committee shall review and discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61, as amended by SAS 90, (as may be modified or amended).

12. The Audit Committee shall consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in financial reporting by:

a. discussing with management and the independent auditor the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements;

b. discussing with the independent auditor the clarity and fair presentation of the financial disclosure practices used or proposed by the Company; and

c. inquiring as to the independent auditor's view about whether management's choices of accounting principles appear reasonable from the perspective of income, assets and liability recognition, and whether those principles are common practices or are minority practices.

13. The Audit Committee shall periodically discuss with the independent auditor whether all material correcting adjustments identified by the independent auditor in accordance with GAAP and rules of the SEC are reflected in the Company's financial statements.

14. The Audit Committee shall assure that the independent auditor change the audit partners for the audit in accordance with the rules of the SEC and at least annually consider whether, in order to assure continuing auditor independence, the Company should change the independent auditor.

C.  LEGAL AND REGULATORY COMPLIANCE

1. On at least an annual basis, review with the Company's outside legal counsel (i) any legal matters that could have a significant impact on the organization's financial statements or reporting, (ii) disclosure controls and procedures and their interface with internal controls for financial reporting, (iii) disclosure policy and practices, (iv) the Company's compliance with applicable laws and regulations and internal controls designed to ensure such compliance, (v) the Code of Business Conduct and Ethics for Directors, Officers and Employees, and (vi) inquiries received from regulatory or governmental agencies.

2. Consult with internal or external counsel if, in the opinion of the Audit Committee, any matter under consideration by the Audit Committee has the potential for any conflict between the interests of the Company and any of its affiliates in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with all applicable laws.

D.  OTHER AUDIT COMMITTEE RESPONSIBILITIES

1. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report is to be included in the Company's annual proxy statement. The report is to state whether the Audit Committee has:

a.  reviewed and discussed the audited financial statements with management;

b. discussed with the independent auditor the matters required to be discussed by SAS 61, as amended by SAS 90; and

c. received certain disclosures from the auditors regarding their independence as required by the ISB No. 1 (as may be modified or amended) and has discussed with the independent auditor the independent auditor's independence.

2. If, based on the foregoing review and discussions, the Audit Committee recommends to the Board that the audited financial statements be included in the Annual Report filed with the SEC then a statement to that effect shall be included in the Annual Report to Stockholders or in the Annual Report on Form 10-K.

3. Review, exercise oversight over and approve all related-party transactions on an ongoing basis.

4. Adopt and implement a policy (A) to receive, handle and retain complaints regarding (i) accounting and auditing matters, (ii) internal controls and internal control over financial reporting and (iii) disclosure controls and procedures and (B) to provide for the confidential, anonymous submissions by employees making complaints regarding questionable accounting or auditing matters or other matters referenced in clause (A).

5. Establish clear policies for hiring current employees or former employees of the independent auditor, including policies to ensure that any such hiring will not cause such independent auditor to no longer be considered independent.

6. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, governing law, rules and regulations, and AMEX listing standards as the Audit Committee or the Board deems necessary or appropriate.

IV.  LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the duties and responsibilities set forth in this Charter, the Audit Committee is not responsible for auditing the Company's financial statements or making determinations that the financial statements (i) are complete and accurate, (ii) are prepared in accordance with GAAP, or (iii) fairly present the Company's financial condition, results of operations and cash flow. These duties are the responsibility of management and the independent auditors. Further, management is responsible for implementing adequate internal accounting and disclosure controls and procedures and for preparing the Company's financial statements.

                              EXHIBIT B


                          STATE OF DELAWARE
                      CERTIFICATE OF AMENDMENT
                   OF CERTIFICATE OF INCORPORATION

AMCON Distributing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: that at a meeting of the Board of Directors of AMCON Distributing Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, the following Section 7 shall be added to the end of said Article and shall be and read as follows:

     Section 7. At 8:00 p.m. (central standard time) on the effective date of the certificate of amendment adding these paragraphs to Article IV,
Section 7 (the "Effective Date"), each share of the Corporation's common stock, $.01 par value ("Common Stock"), held of record as of 8:00 p.m. (central standard time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into one-sixth (1/6) of a share of the Common Stock ("Reclassification and Conversion"). No fractions of shares shall be issued to any fractional holder, and in lieu of receiving such fractions of shares shall be entitled to receive, upon surrender of the certificate or certificates representing shares of Common Stock held of record by such fractional holder, an amount equal to the fair value of such fractions of share as determined by the Board of Directors of the Corporation. From and after 8:00 p.m. (central standard time) on the Effective Date, each fractional holder shall have no further interest as a stockholder in respect of such fractional shares.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the authorized capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by

                                 , an Authorized Officer, this
---------------------------------                             -------
day of March, 2004.

                                By:
                                   -----------------------------------

                                Title:
                                      --------------------------------
                                Name:
                                     ---------------------------------

                                REVOCABLE PROXY
                          AMCON DISTRIBUTING COMPANY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCON DISTRIBUTING COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 11, 2004 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of AMCON Distributing Company (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at LaSalle Bank, 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603, on Thursday, March 11, 2004, at 10:00 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

1.  ELECTION OF DIRECTORS.
    / / FOR the nominees listed below for the term to expire in 2007:

         William F. Wright     William R. Hoppner       Stanley Mayer

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" and cross out such nominee's name.)

    / / WITHHOLD AUTHORITY to vote for all nominees listed above.

2. AUDITORS. Ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors for fiscal year 2004.

    / /  FOR         / /  AGAINST          / /  ABSTAIN


3. AMENDMENT OF CERTIFICATE OF INCORPORATION. Amend the Certificate of Incorporation of the Company to conduct a one-for-six reverse stock split and to provide for the cash payment for fractional shares.

    / /  FOR         / /  AGAINST          / /  ABSTAIN

4. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual
    Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS AND FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

             (continued and to be signed on the reverse hereof)





This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Annual Meeting.
The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for Thursday, March 11, 2004, the
Proxy Statement for the Annual Meeting and the Company's Annual Report for fiscal year 2003 prior to the signing of this proxy.




Dated:                                 , 2004.
      --------------------------------







                                      ---------------------------------
                                      (Signature)




                                      ---------------------------------
                                      (Signature if held jointly)

                                      Please sign exactly as name appears on
                                      this proxy.  When shares are held by
                                      joint tenants, both should sign.  When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give your full title. If a
                                      corporation, please sign in full
                                      corporate name by authorized officer.
                                      If a partnership, please sign in
                                      partnership name by authorized person.


        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.